Power of Attorney
(Limited to Execution of Forms 3, 4 and 5)


I, Brian W. Freed, do hereby constitute and appoint Rajesh Sharma and Patrick Whitman (with full power to each of them to act alone) as my true and lawful agents and attorneys-in-fact with full power and authority to execute and deliver on my behalf in accordance with Securities and
 Exchange Commission rules and regulations all reports of changes in my beneficial ownership of securities issued by Altus Midstream
Company on Forms 3, 4 and 5 as may be deemed advisable.  I hereby ratify and confirm all that each such agent and attorney-in-fact may do by virtue hereof with respect to reports of my beneficial ownership of securities issued by Altus Midstream Company.

This power of attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with respect to changes in my beneficial ownership of securities issued by delivered to the attorneys-in-fact named above.

In witness whereof, I have duly executed this power of attorney effective as of this 8th day of November 2018.


/s/ Brian W. Freed

State of Texas
County of Harris

On this 8th day of November 2018, before me personally came
Brian W. Freed, to me known, and acknowledged this instrument.
Witness my hand and official seal.

/s/ Tanika Law
[Seal for Tanika Law]
[Notary Public, State of Texas]
[My Commission Expires 09-18-2020]